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Veradigm Announces New Share Repurchase Program and Initial Financial Guidance for Fiscal 2023

CHICAGO – JANUARY 11, 2023 – Veradigm Inc. (NASDAQ: MDRX), formerly Allscripts Healthcare Solutions, Inc., announced today that its Board of Directors has approved a new share repurchase program under which Veradigm may purchase up to $250 million of its common stock. The new share repurchase program does not have a termination date and replaces the previous authorization to repurchase $250 million of common stock which was almost fully utilized during 2022. In the fourth quarter of 2022 Veradigm repurchased $57 million of its common stock, bringing its full year total to $234 million.

The company also introduced initial financial guidance for Fiscal 2023 as follows:

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Revenue is expected between $640 million and $660 million
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Non-GAAP earnings per share is expected between $0.90 and $1.00

The company will report its financial results for the three and twelve months ended December 31, 2022 after the close of the regular stock market hours on Thursday, February 23, 2023. Veradigm management plans to host a conference call and webcast to discuss the company’s earnings at 4:30 p.m. Eastern Time that same day.

To listen to the conference call, participants may log onto the Veradigm Investor Relations website. Participants also may access the conference call by dialing 877-269-7756 or 201-689-7817 and requesting Conference ID # 13735356.

A replay of the call will be available for a period of a year on the Veradigm investor relations website.

About Veradigm®

Veradigm is a healthcare technology company that drives value through its unique combination of platforms, data, expertise, connectivity, and scale. The Veradigm Network features a dynamic community of solutions and partners providing advanced insights, technology, and data-driven solutions, all working together to transform healthcare insightfully. For more information on Veradigm, visit www.veradigm.com, or find Veradigm on LinkedIn, Facebook, Twitter, and YouTube

For more information contact:

Investors:

Jenny Gelinas

312-506-1237

jenny.gelinas@veradigm.com

Media:

Concetta Rasiarmos

312-447-2466

concetta.rasiarmos@veradigm.com

© 2023 Veradigm Inc. and/or its affiliates. All rights reserved.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our 2023 outlook. These forward-looking statements are based on the current beliefs and expectations of Veradigm management, only speak as of the date that they are made and are subject to significant risks and uncertainties. Such statements can be identified by the use of words such as “future,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “will,” “would,” “could,” “can,” “may,” “look forward,” “pipeline,” “aim” and similar terms. Actual results could differ significantly from those set forth in the forward-looking statements and reported results should not be considered an indication of future performance or events.

Certain factors that could cause our actual results to differ materially from those described in the forward-looking statements include, but are not limited to: our ability to achieve the growth strategy, if at all; security breaches resulting in unauthorized access to our or our clients’ computer systems or data, including denial-of-services, ransomware or other Internet-based attacks; investigations and proceedings from governmental entities or third parties other than the DOJ related to the same or similar conduct underlying the DOJ’s prior investigations into Practice Fusion’s business practices; our ability to recover from third parties (including insurers) any amounts paid in connection with Practice Fusion’s settlement agreements with the DOJ and related inquiries; risks associated with the disposition of our Hospitals and Large Physician Practices Business; the expected financial results of businesses acquired by us; the successful integration of businesses acquired by us; the anticipated and unanticipated expenses and liabilities related to businesses acquired by us, including the civil investigation by the U.S. Attorney’s Office involving our former Enterprise Information Solutions business; other risks associated with investments and acquisitions; our failure to compete successfully; consolidation in our industry; current and future laws, regulations and industry initiatives; increased government involvement in our industry; the failure of markets in which we operate to develop as quickly as expected; our or our customers’ failure to see the benefits of government programs; changes in interoperability or other regulatory standards; our ability to maintain and expand our business with existing clients or effectively transition clients to newer products; market acceptance of our products and services; our ability to manage future growth; our ability to introduce new products and services; our ability to establish and maintain strategic relationships; the performance of our products; our ability to protect our intellectual property rights; the outcome of legal proceedings involving us; our ability to hire, retain and motivate key personnel, including the impact of generalized labor shortages; performance by our content and service providers; liability for use of content; price reductions; our ability to license and integrate third-party technologies; risks related to global operations; variability of our quarterly operating results; risks related to our outstanding indebtedness; changes in tax rates or laws; business disruptions; our ability to maintain proper and effective internal controls; asset and long-term investment impairment charges; and inflationary pressures and macroeconomic volatility, including impacts related to the COVID-19 pandemic. Additional information about these and other risks, uncertainties, and factors affecting our business is contained in our filings with the Securities and Exchange Commission, including under the caption “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Qs. We do not undertake to update forward-looking statements to reflect changed assumptions, the impact of circumstances or events that may arise after the date of the forward-looking statements, or other changes in our business, financial condition or operating results over time.

© 2023 Veradigm Inc. and/or its affiliates. All rights reserved.